Exhibit 10.1

THE TJX COMPANIES, INC.

STOCK INCENTIVE PLAN

(2013 Restatement)

First Amendment

Pursuant to Section 10 of The TJX Companies, Inc. Stock Incentive Plan (2013 Restatement) (the “Plan”), The TJX Companies, Inc. (the “Company”) by authorization of the Executive Compensation Committee of the Company’s Board of Directors hereby amends the Plan effective as of June 7, 2016 by replacing Section 7(e) of the Plan in its entirety with the following text:

“(e) Annual Deferred Stock Awards, Additional Deferred Stock Awards and Dividend Awards for Eligible Directors.

(i)	Accounts. The Company shall establish and maintain an Account in the name of each Eligible Director to which the Annual Deferred Stock Awards, Additional Deferred Stock Awards and Dividend Awards shall be credited.

(ii)	Annual Awards. On the date of each Annual Meeting, each Eligible Director who is elected a Director at such Annual Meeting shall automatically and without further action by the Board or Committee be granted an Annual Deferred Stock Award as provided in subsection (iv) and an Additional Deferred Stock Award as provided in subsection (v). On each date other than the date of an Annual Meeting on which an Eligible Director is first elected a Director by the Board, the Eligible Director then so elected shall automatically and without further action by the Board or Committee be granted a prorated Annual Deferred Stock Award as provided in subsection (iv) and a prorated Additional Deferred Stock Award as provided in subsection (v). The grant of each Annual Deferred Stock Award and Additional Deferred Stock Award shall entitle each recipient, automatically and without further action by the Board or the Committee, to Dividend Awards as provided in subsection (vi).

(iii)	Nature of Awards. Each Annual Deferred Stock Award, Additional Deferred Stock Award and Dividend Award shall be an Other Stock-based Award subject to the terms of this Plan and shall constitute an unfunded and unsecured promise of the Company to deliver in the future to such Eligible Director, without payment, the number of shares of Stock in the amounts and at the times hereinafter provided. The shares of Stock notionally credited to the Accounts of Eligible Directors shall be notional shares only and shall not entitle the Eligible Director to any voting rights, dividend or distribution or other rights except as expressly set forth herein. Nothing herein shall obligate the Company to issue or set aside shares of Stock, in trust or otherwise, to meet its contractual obligations hereunder.

(iv)	Annual Deferred Stock Award. In respect of each Annual Deferred Stock Award granted on the date of an Annual Meeting, the Company shall credit to each Eligible Director’s Account, effective as of the date of such Annual Meeting, the number of notional shares of Stock, including any fractional share, equal to $125,000 or such lesser dollar amount as may be determined by the Board divided by the Fair Market Value of a share of Stock on the date of such Annual Meeting. In respect of each Annual Deferred Stock Award granted on a date other than the date of an Annual Meeting, the Company shall credit to the Account of the Eligible Director first elected on such date the number of notional shares of Stock, including any fractional share, equal to (i) $125,000 or such lesser dollar amount as may be determined by the Board divided by the Fair Market Value of a share of Stock on the date of such first election multiplied by (ii) the quotient (not greater than one) obtained by dividing (A) the number of days starting with the date of such first election and ending on the day first preceding the anticipated date of the next Annual Meeting, by (B) 365.

(v)	Additional Deferred Stock Award. In addition to the Annual Deferred Stock Award, the Company shall credit to the Account of each Eligible Director, effective as of the date that any Annual Deferred Stock Award is credited to such Account, an Additional Deferred Stock Award covering the same number of shares as are covered by such Annual Deferred Stock Award determined in the same manner prescribed in subsection (iv) above.

(vi)	Dividend Awards. The Company shall credit (each such credit, a “Dividend Award”) the Account of each Eligible Director on the date of each Annual Meeting and on the date on which an Eligible Director ceases to be a Director if not the date of an Annual Meeting with a number of notional shares of Stock, including any fractional share, equal to (i) plus (ii), divided by (iii), where:

(i)	is the product obtained by multiplying the number of shares then allocated to such Eligible Director’s Account (disregarding, for purposes of this clause (i), any shares credited to such Account since the date of the immediately preceding Annual Meeting) by the aggregate per-share amount of regular cash dividends for which the record date occurred since the date of the immediately preceding Annual Meeting;

(ii)	is the product obtained by multiplying the number of shares first credited to such Eligible Director’s Account since the date of the immediately preceding Annual Meeting but prior to the date of such Dividend Award by the aggregate per-share amount of regular cash dividends for which the record date occurred since the date that such shares were credited to such Account; and

(iii)	is the Fair Market Value of one share of Stock on the date of such Dividend Award.

(vii)	Vesting. Each Annual Deferred Stock Award, and any Dividend Awards in respect of Annual Deferred Stock Awards and/or vested Additional Deferred Stock Awards, shall vest immediately upon grant and be non-forfeitable. Unless earlier vested pursuant to Section 12, each Additional Deferred Stock Award shall vest and become non-forfeitable on the date immediately preceding the date of the Annual Meeting next succeeding the date of grant of such Award, provided, that the recipient is still a Director on such date. Upon termination of an Eligible Director’s service as a Director for any reason, the Eligible Director shall forfeit any then unvested Additional Deferred Stock Award (determined after taking into account any acceleration of vesting pursuant to Section 12).

(viii)	Delivery. The Company shall deliver to an Eligible Director (or a former Eligible Director) the number of shares of Stock, rounded up to the next full share, represented by notional shares of Stock credited to the Account of such Eligible Director in respect of Annual Deferred Stock Awards (including any Dividend Awards made in respect of such Annual Deferred Stock Awards) at the earlier of the following: (x) immediately prior to a Change of Control or (y) not later than sixty (60) days following the Eligible Director’s death or earlier separation from service (as determined under the regulations under Section 409A of the Code). With respect to any Additional Deferred Stock Award, absent an election to defer delivery of the shares of Stock subject to such Award pursuant to subsection (ix) below, the Company shall deliver to an Eligible Director the number of shares of Stock, rounded up to the next full share, represented by notional shares of Stock credited to the Account of such Eligible Director in respect of such Additional Deferred Stock Award (including any Dividend Awards made in respect of such Additional Deferred Stock Award) within sixty (60) days following the date of vesting pursuant to subsection (vii) above or, if earlier and if so provided in accordance with the terms of the applicable Award pursuant to Section 12, immediately prior to a Change of Control. In the event of a termination by reason of death, such shares of Stock shall be delivered to such beneficiary or beneficiaries designated by the Eligible Director in writing in such form, and delivered prior to his or her death to such person at the Company, as specified by the Company or, in the absence of such a designation, to the legal representative of Eligible Director’s estate.

(ix)	Deferral of Delivery of Additional Deferred Stock Awards. By filing a written notice to the Company in such form, and delivered to such person at the Company, as specified by the Company, an Eligible Director may irrevocably elect to defer receipt of the delivery of shares of Stock representing all or a portion of the notional shares of Stock subject to any Additional Deferred Stock Award (including any Dividend Awards made in respect of such notional shares) such that those shares are delivered as soon as practicable and in all events within sixty (60) days following the Eligible Director’s death or earlier separation from service (as determined under the regulations under Section 409A of the Code); except that if so provided in accordance with the terms of the applicable Award, such shares shall instead be delivered immediately prior to any earlier occurrence of a Change of Control . Any election made pursuant to this subsection (ix) must be submitted with respect to any Additional Deferred Stock Award (A) in the case of the Additional Deferred Stock Award granted on the date an Eligible Director is first elected as a Director, no later than 30 days after the date of such Eligible Director’s election to the Board or (B) in the case of any other Additional Deferred Stock Award, no later than December 31 of the calendar year preceding the calendar year in which such Award is granted, or (C) at such other time as is necessary to satisfy the requirements of Section 409A of the Code, as determined by the Committee.”